                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-87663


                              SALOMON SMITH BARNEY

                       DIVERSIFIED 2000 FUTURES FUND L.P.

                       Supplement dated January 31, 2002
                     to the Prospectus dated April 30, 2001
                       (Not for use after April 30, 2002)

                           SALOMON SMITH BARNEY INC.

                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.

                       Supplement dated January 31, 2002

                     to the Prospectus dated April 30, 2001

This Supplement amends and updates the Prospectus dated April 30, 2001, (the "Prospectus") for Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Fund") and should be read with the Prospectus. Headings in this Supplement correspond to headings in the Prospectus and page numbers in parentheses refer to pages in the Prospectus.

As of November 30, 2001, net assets of the Fund totaled approximately
$62,352,000.

                    FEES AND EXPENSES OF THE FUND (PAGE 19)

BREAK-EVEN ANALYSIS (PAGE 22)

In order to "break even" at the end of one year of trading, each $5,000 you invest must earn profits of $387.47 (at a Fund size of $60 million -- the approximate size of the Fund as of November 30, 2001) or $348.13 (at a Fund size of $150 million). The estimated fees and expenses that determine these amounts are shown below.

                                                                    ESTIMATED FUND SIZE
                                                                    -------------------
                                                         $60,000,000                  $150,000,000
Minimum Investment..............................          $5,000.00                    $5,000.00
($2,000 for IRAs)

                                                  DOLLAR AMOUNT   PERCENTAGE   DOLLAR AMOUNT   PERCENTAGE
                                                  -------------   ----------   -------------   ----------
Advisors' Management Fee(1).....................     $ 86.53         1.73%        $ 87.23         1.74%
Advisors' Incentive Fee(2)......................     $  4.00         0.08%        $  1.96         0.04%
Brokerage Fees..................................     $274.34         5.49%        $274.34         5.49%
Transaction Fees................................     $ 40.00         0.80%        $ 40.00         0.80%
Initial Offering and Organizational
  Expenses(3)...................................     $ 17.00         0.34%        $  6.50         0.13%
Operating Expenses..............................     $ 46.00         0.92%        $ 18.50         0.37%
                                                     -------        -----         -------        -----
     Total Fees.................................     $467.87         9.36%        $428.53         8.57%
Interest Income Credit(4).......................     $(80.40)       (1.61)%       $(80.40)       (1.61)%
                                                     -------        -----         -------        -----
Amount of Trading Income Required for the Fund's
  Net Asset Value per Unit at the End of One
  Year to Equal the Selling Price per Unit......     $387.47                      $348.13
                                                     =======                      =======
Percentage of Selling Price per Unit............                     7.75%                        6.96%
                                                                    =====                        =====

--------------------
(1) The Fund pays its advisors monthly management fees at an annual rate ranging from 1.25% to 2% of net assets.

(2) The Fund pays each advisor an incentive fee of 20% of new trading profits earned each year. Incentive fees are calculated based on new trading profits after deducting all of the Fund's expenses allocated to the advisor except, in some cases, organizational, offering and/or operating expenses.

(3) The outstanding amount of offering and organization expenses as of November 30, 2001 is $202,016, including $5,432 in interest.

(4) Interest income to be paid by Salomon Smith Barney was estimated at an annual rate of 2.01% on 80% of the Fund's assets maintained in cash.

                         THE GENERAL PARTNER (PAGE 23)

BUSINESS AND PRACTICES OF GENERAL PARTNER (PAGE 26)

The general partner receives no compensation for 15 of the pools that it operates and manages. For five of the pools, the general partner receives fees ranging from .25% to 1.0% of net assets per year. For one pool, the general partner receives a 5% performance based fee.

As of November 30, 2001, the general partner acted as general partner or trading manager to 21 active public, private, exempt and offshore pools with assets of approximately $758 million. The performance of the public and private pools operated by the general partner through November 30, 2001 appears beginning on page 5.

                   PERFORMANCE HISTORY OF THE FUND (PAGE 27)
            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.
     JUNE 1, 2000 (COMMENCEMENT OF TRADING OPERATIONS) TO NOVEMBER 30, 2001

-------------------------------------------------------------------------------------
                Monthly Percentage of Return                     2001     2000
-------------------------------------------------------------------------------------
 January....................................................     (1.29)      --
 February...................................................     (0.34)      --
 March......................................................      7.76       --
 April......................................................     (7.62)      --
 May........................................................      0.54       --
 June.......................................................      0.16    (1.94)
 July.......................................................     (2.65)   (1.78)
 August.....................................................     (0.87)    3.60
 September..................................................      5.85    (4.42)
 October....................................................      7.52     1.10
 November...................................................    (12.09)    3.52
 December...................................................        --     6.35

 Annual (or Period) Rate of Return..........................     (4.78)    6.15%
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                Inception of Trading:                                   June 1, 2000
-------------------------------------------------------------------------------------------------------
 Aggregate Subscriptions:                                   $69,455,000                (11/01)
-------------------------------------------------------------------------------------------------------
 Current Net Asset Value:                                   $62,352,292                (11/01)
-------------------------------------------------------------------------------------------------------
 Current Net Asset Value Per Unit:                           $1,010.75                 (11/01)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 Worst Monthly Percentage Draw-Down:                           12.09%                  (11/01)
-------------------------------------------------------------------------------------------------------
 Worst Peak-to-Valley Draw-Down:                               12.09%               (11/01-11/01)
-------------------------------------------------------------------------------------------------------

--------------------

Notes appear on page 8.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Information appearing in the table above is based on the Fund's net asset value calculated without any accrued liability for organizational and offering expenses of the initial offering period. Therefore the table reflects the net asset value at which units may be purchased or redeemed.

The table reflects performance of Beacon, Campbell, Rabar, Bridgewater and Graham. As of February 28, 2001, Bridgewater is no longer an advisor to the Fund. Graham became an advisor on March 1, 2001.

During the period from January 1, 2001 through November 30, 2001, the Fund had realized and unrealized trading gains of $35,706 before deduction of commissions and other expenses. $2,762,444 in brokerage commissions and $1,769,432 in advisory fees and other expenses were deducted from trading gains during this period.

The amount of interest income earned by the Fund depends upon the average daily equity maintained in cash in the Fund's account and upon interest rates over which neither the Fund nor Salomon Smith Barney has control. During the period from January 1, 2001 through November 30, 2001, the Fund earned interest income of $1,247,046.

OTHER POOLS OPERATED OR MANAGED BY THE GENERAL PARTNER (PAGE 28)

Smith Barney Futures Management LLC offers other pools that have more than one trading advisor but whose performance may differ from the Fund's. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1, 2 and 3 below set forth the performance of the other pools that the general partner has operated or managed during the past five years. Table 1 sets forth the performance of commodity pools that the general partner currently operates or manages, excluding offshore and exempt pools, for the period January 1996 through November 30, 2001. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 1996 through November 30, 2001, which have ceased trading operations as of November 30, 2001. Table 3 sets forth the performance of commodity pools that the general partner previously operated for the period January 1996 through November 30, 2001 for which the general partner no longer acts as the pool operator as of November, 2001.

The general partner performs the same administrative duties for each of the pools that it operates or manages. As of November 30, 2001, each of the public and private funds operated or managed by the general partner had a net asset value in excess of its initial offering amount except Smith Barney Riverton Futures Fund, Salomon Smith Barney Equity Plus Futures Fund and Salomon Smith Barney Orion Futures Fund.

                                    TABLE 1
      CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED OR MANAGED BY
                      SMITH BARNEY FUTURES MANAGEMENT LLC
             FOR THE PERIOD JANUARY 1996 THROUGH NOVEMBER 30, 2001

                                                                            LARGEST MONTHLY          LARGEST PEAK-TO-VALLEY
                                                                               PERCENTAGE                   DRAW-DOWN
                                                                               DRAW-DOWN
                                                                CURRENT
                         TYPE     INCEPTION      AGGREGATE       TOTAL
                          OF         OF        SUBSCRIPTIONS      NAV      PERCENT               PERCENT
     NAME OF POOL        POOL      TRADING        $(000)        $(000)       (%)       DATE        (%)          TIME PERIOD
-------------------------------------------------------------------------------------------------------------------------------
 Shearson Select
  Advisors Futures
  Fund...............              Jul-87          50,507         3,007     18.47     (Nov-01)     46.24    (Jul-99 to Sep-00*)
 Hutton Investors
  Futures Fund II....      A       Jul-87          30,304        14,885     14.91     (Nov-01)     33.07     (Jul-99 to Sep-00)
 Shearson Mid-West
  Futures Fund.......      1       Dec-91          60,804        25,837     15.53     (Nov-01)     46.07    (Oct-98 to Sep-00*)
 Smith Barney Global
  Markets Futures
  Fund...............     1,A      Aug-93          20,226         6,521     10.72     (Nov-01)     13.59     (Jan-99 to Jul-00)
-------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Diversified Futures
  Fund...............      A       Jan-94         257,046        66,951     10.68     (Nov-01)     23.90    (May-99 to Oct-00*)
 Smith Barney
  Mid-West Futures
  Fund II............      1       Sep-94         104,308        34,097     15.52     (Nov-01)     46.19    (Oct-98 to Sep-00*)
 Smith Barney
  Tidewater Futures
  Fund(i)............      1       Jul-95          32,499        17,473     20.63     (Nov-01)     30.08     (Sep-98 to Oct-00)
 Smith Barney
  Principal Plus
  Futures Fund.......     2,A      Nov-95          37,507        12,903      5.94     (Feb-96)     19.84    (Oct-98 to Jul-00*)
 Smith Barney
  Diversified Futures
  Fund II............      A       Jan-96         161,874        67,171     13.02     (Nov-01)     24.60    (May-99 to Jul-00*)
-------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Principal Plus
  Futures Fund II....     2,A      Aug-96          22,581        15,946      7.90     (Oct-99)     17.78     (Oct-98 to Jul-00)
 Smith Barney
  Westport Futures
  Fund...............              Aug-97         121,230        60,597     15.38     (Nov-01)     29.78     (Jul-99 to Sep-00)
 Smith Barney Potomac
  Futures Fund(i)....      1       Oct-97          18,093        14,683     10.57     (Nov-01)     10.57      (Nov 01-Nov 01*)
 Salomon Smith Barney
  Riverton Futures
  Fund(i)............      1       Feb-98          14,506         2,029     17.59     (Nov-01)     47.33    (Oct-98 to Oct-00*)
 (Formerly Telesis
  Futures Fund)
 Smith Barney AAA
  Futures Fund.......      1       Mar-98         118,079       130,433     19.13     (Jul-00)     35.73     (Jun-99 to Jul-00)
-------------------------------------------------------------------------------------------------------------------------------
 Salomon Smith Barney
  Global Diversified
  Futures Fund.......      A       Feb-99          99,847        53,357      6.12     (Nov-01)     14.56     (May-99 to Jul-00)
 Salomon Smith Barney
  Orion Futures
  Fund(i)............     1,A      Jun-99          27,908        18,267     11.56     (Jul-99)     33.64     (Jun-99 to Jul-00)
 Salomon Smith Barney
  Diversified 2000
  Futures Fund.......      A       Jun-00          69,455        62,352     12.09     (Nov-01)     12.09      (Nov 01-Nov 01*)
 Smith Barney Equity
  Plus Futures
  Fund...............      1       Jun-01           8,489         8,114      3.74     (Sep-01)      9.41      (Jun 01-Sep 01*)

                                 PERCENTAGE ANNUAL RATE OF RETURN
                             (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

     NAME OF POOL      1996     1997     1998      1999      2000      2001
-----------------------------------------------------------------------------
 Shearson Select
  Advisors Futures
  Fund...............  21.57    13.06     4.10    (21.03)     7.03     (5.33)
 Hutton Investors
  Futures Fund II....  29.11    17.82    11.52    (12.43)    10.89     (3.55)
 Shearson Mid-West
  Futures Fund.......  26.76    12.95     3.55    (21.12)     0.09    (10.69)
 Smith Barney Global
  Markets Futures
  Fund...............  17.70     4.13    21.58     (7.24)    14.71      2.14
-----------------------------------------------------------------------------
 Smith Barney
  Diversified Futures
  Fund...............  14.54     3.83     7.65     (6.77)    (6.85)    (3.81)
 Smith Barney
  Mid-West Futures
  Fund II............  26.26    12.72     3.13    (21.08)    (0.42)   (10.74)
 Smith Barney
  Tidewater Futures
  Fund(i)............   7.83     6.12    19.92      0.97      8.75    (16.32)
 Smith Barney
  Principal Plus
  Futures Fund.......   4.37    10.45     8.97     (9.74)    (0.91)     7.15
 Smith Barney
  Diversified Futures
  Fund II............  12.51    (0.10)    8.48    (15.87)    10.44     (8.17)
-----------------------------------------------------------------------------
 Smith Barney
  Principal Plus
  Futures Fund II....  12.97     4.45    15.42     (9.81)     9.74      5.18
 Smith Barney
  Westport Futures
  Fund...............     --     1.15     8.22    (11.89)    16.29     (9.80)
 Smith Barney Potomac
  Futures Fund(i)....     --     2.95     8.36      4.34      7.98     (3.39)
 Salomon Smith Barney
  Riverton Futures
  Fund(i)............     --       --    (3.24)   (20.31)     4.31    (18.11)
 (Formerly Telesis
  Futures Fund)
 Smith Barney AAA
  Futures Fund.......     --       --    18.44     (4.11)    24.01     30.31
-----------------------------------------------------------------------------
 Salomon Smith Barney
  Global Diversified
  Futures Fund.......     --       --       --     (4.36)     5.74      3.25
 Salomon Smith Barney
  Orion Futures
  Fund(i)............     --       --       --    (24.00)    18.87      2.69
 Salomon Smith Barney
  Diversified 2000
  Futures Fund.......     --       --       --        --      6.15     (4.78)
 Smith Barney Equity
  Plus Futures
  Fund...............     --       --       --        --        --     (5.25)

--------------------

Notes follow Table 3
* Indicates the pool is in a current draw-down. See Notes following Table 3.

TYPE OF POOL LEGEND
Note (i) -- During the period March 1, 1999 (or inception where applicable) through March 31, 2001, SFG Global Investments, Inc. was the general partner and commodity pool operator and Smith Barney Futures Management LLC was the trading manager for the above referenced pools. On April 1, 2001, Smith Barney Futures Management LLC was re-elected as general partner.
 1 -- Privately Offered
 2 -- Principal Protected
 3 -- Multi-Advisor
 A -- More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 2
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                 MANAGEMENT LLC
             FOR THE PERIOD JANUARY 1996 THROUGH NOVEMBER 30, 2001
        AND WHICH HAVE CEASED TRADING OPERATIONS AS OF NOVEMBER 30, 2001

                                                                                               LARGEST MONTHLY
                                                                                                   PERCENT
                                                                                                  DRAW-DOWN
                                                                                  NAV
                                 INCEPTION                     AGGREGATE        BEFORE
                       TYPE         OF        TERMINATION    SUBSCRIPTIONS    TERMINATION    PERCENT
    NAME OF POOL      OF POOL     TRADING        DATE           $(000)          $(000)         (%)        DATE
----------------------------------------------------------------------------------------------------------------
 Monetary Venture
  Fund..............  1           Feb-87        Apr-96           2,368             164        11.46     (Feb-96)
----------------------------------------------------------------------------------------------------------------

 Shearson Lehman
  Futures 1000
  Plus..............  2,A         May-91        May-96          63,088          40,673         3.00     (Feb-96)
 Shearson Hutton
  Performance
  Partners..........  A           Jun-89        Dec-97          16,541           1,225         8.12     (Aug-97)
 Smith Barney
  Newport Futures
  Fund..............  1           Dec-96        Oct-98          26,110           7,897        17.43     (Mar-98)
 F-1000 Futures Fund
  Series VIII.......  2,A         Aug-92        Nov-98          36,000           7,679         3.84     (Feb-96)
 F-1000 Futures Fund
  Series IX.........  2,A         Mar-93        May-99          24,005           4,857         4.26     (Feb-96)
----------------------------------------------------------------------------------------------------------------

 Smith Barney Great
  Lakes Futures
  Fund..............  1           Jan-97        Dec-99          10,102           9,543         7.62     (Aug-97)
 F-1000 Futures Fund
  Michigan Series
  I.................  1,2,A       May-94        May-00          10,697          12,750         5.86     (Feb-96)
 F-1000 Futures Fund
  Michigan Series
  II................  1,2,A       Jun-95        May-00          20,490          24,002         5.08     (Feb-96)
 SB/Michigan Futures
  Fund..............  1,A         Jul-96        May-00          11,591          14,414         8.67     (Apr-98)
 Smith Barney
  International
  Currency Fund.....  A           Mar-92        Oct-01          32,312             515         7.80     (Feb-01)


                          LARGEST PEAK-TO-VALLEY                   PERCENTAGE ANNUAL RATE OF RETURN
                                DRAW-DOWN                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

                      PERCENT
    NAME OF POOL        (%)          TIME PERIOD        1996      1997      1998      1999      2000      2001
----------------------------------------------------------------------------------------------------------------
 Monetary Venture
  Fund..............   11.46     (Feb-96 to Feb-96)      5.76        --        --        --        --        --
----------------------------------------------------------------------------------------------------------------
 Shearson Lehman
  Futures 1000
  Plus..............    3.00     (Feb-96 to Feb-96)      1.59        --        --        --        --        --
 Shearson Hutton
  Performance
  Partners..........   20.76     (Dec-96 to May-97*)     2.42    (10.14)       --        --        --        --
 Smith Barney
  Newport Futures
  Fund..............   65.58     (Mar-97 to Oct-98*)     7.34    (21.84)   (54.09)       --        --        --
 F-1000 Futures Fund
  Series VIII.......    4.37     (Feb-96 to Aug-96)      3.96      3.15      6.28        --        --        --
 F-1000 Futures Fund
  Series IX.........    4.88     (Jan-96 to Mar-96)      3.51      8.87      7.12     (0.96)       --        --
----------------------------------------------------------------------------------------------------------------
 Smith Barney Great
  Lakes Futures
  Fund..............   11.82     (Mar-97 to Apr-98)        --      2.67      1.81     (7.01)       --        --
 F-1000 Futures Fund
  Michigan Series
  I.................   12.40     (Oct-98 to Apr-00*)     2.79     10.47     10.13     (7.59)    (1.55)       --
 F-1000 Futures Fund
  Michigan Series
  II................   15.51     (Oct-98 to Mar-00*)     9.49     11.61      9.65    (10.02)    (1.65)       --
 SB/Michigan Futures
  Fund..............   11.77     (Aug-97 to Jul-98)     18.58      5.90     12.06     (2.34)     3.98        --
 Smith Barney
  International
  Currency Fund.....   45.44     (Sep-98 to Feb-01*)    22.68     18.51      0.25    (10.71)   (21.32)   (11.56)

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                 MANAGEMENT LLC
             FOR THE PERIOD JANUARY 1996 THROUGH NOVEMBER 30, 2001
 AND FOR WHICH SMITH BARNEY FUTURES MANAGEMENT LLC NO LONGER ACTS AS COMMODITY
                     POOL OPERATOR AS OF NOVEMBER 30, 2001

                                                                                                                  NAV
                                                              TYPE    INCEPTION                  AGGREGATE       BEFORE
                                                               OF        OF        TRANSFER    SUBSCRIPTIONS    TRANSFER
                       NAME OF POOL                           POOL     TRADING       DATE         $(000)         $(000)
----------------------------------------------------------------------------------------------------------------

 Greenbrier Futures Fund..................................    1       Jul-92       Dec-96       24,678           26,716

                                                              LARGEST MONTHLY          LARGEST PEAK-TO-VALLEY
                                                             PERCENT DRAW-DOWN               DRAW-DOWN
                                                            PERCENT                PERCENT
                       NAME OF POOL                           (%)        DATE        (%)          TIME PERIOD
----------------------------------------------------------------------------------------------------------------
 Greenbrier Futures Fund..................................   1.87      (Sep-96)      1.87     (Sep-96 to Sep-96)


                                                                     PERCENTAGE ANNUAL RATE OF RETURN
                                                                 (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                       NAME OF POOL                         1996     1997     1998     1999     2000     2001
----------------------------------------------------------------------------------------------------------------
 Greenbrier Futures Fund..................................  17.60       --       --       --       --       --

--------------------

Notes follow Table
* Indicates the pool was in a current draw-down at the termination date. See Notes following Table.

TYPE OF POOL LEGEND
1    --   Privately Offered
2    --   Principal Protected
3    --   Offshore
4    --   Multi-Advisor
A    --   More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the
          CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                NOTES TO TABLES 1, 2 AND 3 AND THE FUND'S TABLE

             POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT LLC

(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is marked by an (*) asterisk.

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
    (100).

    Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS

As of December 31, 2001, Rabar Market Research, Inc. is no longer an advisor to the Fund. Effective January 4, 2002, the general partner has selected Aspect Capital Limited, to be an advisor to the Fund. A description of Aspect Capital Limited's background, prior performance and trading strategy appears below.

The Fund's assets are allocated among the advisors as of January 4, 2002 in the following approximate percentages: Beacon -- 20%; Graham -- 29%;
Campbell -- 29%; and Aspect Capital Limited -- 22%.

As of October 31, 2001, Beacon managed approximately $101.3 million (including "notional" funds) in the Meka trading program and $166.9 million (including "notional" funds) in total assets, Campbell managed approximately $147.4 million in the FME Small Portfolio (account greater than $5 million) (including "notional" funds), $2.5 billion in the FME Large Portfolio (including "notional" funds) and $2.8 billion (including "notional" funds) in total assets, Graham managed approximately $157.5 million in the Global Diversified Program at 150% Leverage and $1.1 billion in total assets and Aspect, which began trading for the Fund on January 4, 2002, managed approximately $429 million in the Diversified Program and $483 million in total assets. The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be made at the discretion of the general partner.

APPROXIMATE MARKET SECTOR
DISTRIBUTION WEIGHTED BY
CURRENT ADVISOR ALLOCATION (PAGE 33)

The market sector distribution is based upon the advisors' allocation of risk exposure as of October 31, 2001, weighted by the allocation of the Funds assets to each advisor as of January 4, 2002.

                           [Market Sector Pie Chart]

Foreign Currency    31%
Interest Rates      24%
Stock Indices       14%
Agriculture         14%
Energy               9%
Metals               8%


ASPECT CAPITAL LIMITED

BACKGROUND

Aspect Capital Limited ("Aspect") is a limited liability company registered in England and Wales, which is regulated in the United Kingdom by the Financial Services Authority. Aspect Capital Limited is a member of the NFA and has been registered with the CFTC as a CTA and CPO since 1999. The main business address of Aspect is 9 Mandeville Place, London, W1U 3AT, England. Aspect's telephone number in London is +44 20 7896 8700.

Aspect was established in 1997 by Martin Lueck, Anthony Todd, Eugene Lambert and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck Limited ("AHL," now called ED&F Man Investment Products Limited), one of the world's largest CTAs in terms of assets under management. Aspect has now grown to a team of over thirty, with a strong focus on research and implementation.

PRINCIPALS

The principals of Aspect are Martin Lueck, Anthony Todd, Dr. Eugene Lambert and Michael Hornung.

Martin Lueck serves as Research Director. In 1987, Mr. Lueck founded AHL together with Messrs. Adam and Harding. Initially, Mr. Lueck focused on trading system research, before taking on responsibility for the further development of the proprietary software language which provided the platform for all of AHL's product engineering and implementation. After the sale of AHL to the ED&F Man Group plc in 1994, Mr. Lueck left in 1995 to develop a publishing business. He returned to futures trading in 1997, co-founding Aspect. Before founding AHL in 1982, Mr. Lueck was an executive at Nomura International in 1984 and a Director of Research at Brockham Securities Limited, a London based CTA, from 1984 to 1987. Mr. Lueck holds an MA in Physics from Oxford University.

Anthony Todd serves as Managing Director. Mr. Todd joined AHL in 1992 and was appointed Director of Product Development in 1993. Following the sale of AHL to ED&F Man Group plc, Mr. Todd was the Director of Marketing and Institutional Sales from 1995 until his departure in 1997 to establish Aspect. From 1990 to 1992, Mr. Todd was a Strategy Consultant with Mars & Co, a Paris based company. From 1983 until 1989, Mr. Todd was an analyst and sales trader in the Institutional Fixed Income Group at UBS Phillips and Drew, and was appointed an Assistant Director in 1987. Mr. Todd holds a BA in Physics from Oxford University and an MBA from INSEAD.

Eugene Lambert serves as Research and Technology Director. Dr. Lambert joined AHL in 1992 with responsibility for the development and management of AHL's proprietary trading system environment. Appointed Head of Trading Systems in 1994, Dr. Lambert had primary responsibility for the transition to 24-hour, real-time trading, completely re-engineering prior trading systems to deliver a faster and more robust infrastructure. Dr. Lambert joined DE Shaw & Co as a consultant in 1996 and left in 1997 to form Aspect. From 1989 to 1992, Dr. Lambert was a Project Leader at Hughes Network Systems, Inc. and from 1987 to 1989 was a Programmer and Analyst at Morgan Stanley & Co. Dr. Lambert holds a B.Sc. in Computer Science and Electronic Engineering from King's College, London and a D.Phil. in Adaptive Control Systems from Oxford University.

Michael Hornung serves as Chief Operating Officer. From 1995 to 2001, Mr. Hornung worked in the European Corporate Finance department of J. Henry Schroder & Co. becoming a Vice President following the merger to form Schroder Salomon Smith Barney. From 1993 to 1995, Mr. Hornung trained as a Solicitor at Radcliffes Crossman Block, a London-based law firm. Mr. Hornung holds a MA in Engineering from Cambridge University.

NON-EXECUTIVE DIRECTORS

The non-executive directors consult with Aspect on its business plans and trading strategy development, but are not active in its day-to-day operations.

Michael Adam is non-executive Director of GFInet, a leading derivatives broker. In 1994, after leaving AHL, Mr. Adam co-founded a software company, called Inventure, where he acted as Chairman. Inventure provided the foreign exchange option evaluation software, Fenics, and the trader analytical tool, Ranger, formerly developed for Paul Tudor Jones. Mr. Adam was a Director of Brockham Securities Limited from 1982 to 1987, with particular responsibility for the design and implementation of quantitative trading systems. In 1987, Mr. Adam formed AHL with Martin Lueck and David Harding. From 1991 to 1993, Mr. Adam was Managing Director of Adam Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. From 1993 to 1994, Mr. Adam was Managing Director of AHL in London. Mr. Adam was awarded a scholarship to study Physics at Magdalen College, Oxford.

Rainer-Marc Frey is the Managing Partner of the RMF Investment Group, which he founded in 1992. From 1989 to 1991, Mr. Frey worked at Salomon Brothers and was appointed Director in charge of Trading for Salomon Brothers in both Zurich and Frankfurt. In 1991, Mr. Frey was promoted to the position of International Equity Syndicate Manager at Salomon Brothers International in London. From 1987 to 1989 Mr. Frey worked at Merrill Lynch and was appointed Vice President. Mr. Frey holds a degree in banking from the St. Gallen Graduate School of Business and Administration in St. Gallen, Switzerland.

TRADING PROGRAMS

Aspect offers two qualitatively different systematic futures trading programs. Although the same basic systematic and quantitative method underlies both programs, the Diversified Program implements momentum-based models, whereas the International Fixed Income Program uses both momentum and value systems. The diversification policies and markets traded by the Diversified Program also differ from those included in the International Fixed Income Program, with a resulting adjustment in risk management parameters. Aspect will trade the Diversified Program on behalf of the Fund.

ASPECT DIVERSIFIED PROGRAM

The Aspect Diversified Program is a systematic global futures trading program. Its goal is the generation of significant long-term capital growth independent of stock and bond market returns. This program continuously monitors price movements in a wide range of global financial, currency and commodity markets, searching for profit opportunities over periods ranging from a few hours to several months.

Aspect has designed the Aspect Diversified Program to have broad market diversification (subject to liquidity constraints). Aspect's quantitative resources are sufficient to enable it to design and implement a broadly diversified portfolio with a significant allocation to numerous different markets.

Aspect's Diversified Program trades over 85 markets in the seven major market sectors: currencies, energy, metals, stock indices, bonds, agriculturals and interest rates, implementing momentum strategies. Aspect is constantly examining new, liquid and uncorrelated markets to incorporate in the program with the aim of improving its reward/risk ratio and capacity. Aspect has no market or sector preferences, believing that, allowing for liquidity effects, equal profitability can be achieved in the long-term in all markets.

The key factors in determining the asset allocation are correlation and liquidity. Correlations are analyzed at the sector, sub-sector, economic block and market levels to design a portfolio which is highly diversified.

ASPECT INTERNATIONAL FIXED INCOME PROGRAM

The Aspect International Fixed Income Program is a systematic global fixed income trading program. The Program's objective is to deliver substantial appreciation over the long-term, irrespective of bond and currency market direction. A diversified portfolio is achieved by combining value and momentum strategies over multiple timeframes, across a broad universe of over 25 markets worldwide, including government bonds, interest rates and currencies.

The momentum strategies are designed to catch price trends in the markets over multiple timeframes. The value strategies are designed to exploit differences in relative value by trading long/short pairs of bonds and currencies. Value strategies are uncorrelated with overall market movements as well as generally independent of the momentum strategies. The resulting portfolio benefits from a high degree of diversification and therefore has higher risk adjusted returns than the component parts.

The key factors in determining the asset allocation between momentum and value strategies and markets are correlation and liquidity. Correlations are analyzed at the sector, economic block and market levels to design a portfolio which is highly diversified. In general, individual market allocations range between 3% and 4% of the portfolio, with a maximum level of 7%.

ALLOCATION OF RISK EXPOSURES IN THE ASPECT DIVERSIFIED FUND LIMITED

As of October 31, 2001 the long term allocation of risk exposures in the Aspect Diversified Fund Limited was as follows:

Bonds                     18.00%
Interest Rates            13.50%
Stocks                    13.50%
Metals                    11.67%
Energy                    11.67%
Agriculturals             11.67%
Currencies                19.99%
     Total               100.00%

TRADING APPROACH

Central to Aspect's strategy -- in both the Diversified and the International Fixed Income Programs -- is a systematic approach to speculative futures trading. Aspect believes that market behavior is not 100% random and that there are statistically predictable movements which can be identified and captured. The key to finding these movements is rigorous research. Aspect has built up a historical database of fundamental and price data for the bond, currency, stock index, interest rate, agriculture, energy and metal markets in worldwide economies and has tested its investment theories over many years of data using powerful proprietary technology and a statistical research process. Aspect's trading approach is guided by the following principles:

- DISCIPLINE

Aspect believes that one of the keys to successful trading is discipline. Aspect has capitalized on the expert knowledge of its principals to research a set of trading rules which have been rigorously tested over fourteen years of market history. These trading rules are strictly adhered to with no human intervention or discretionary overlay. The detailed research process has been combined with the principals' experience in the computer automation of quantitative trading systems in order to develop and implement the Aspect's strategy. Aspect believes that this approach has the following benefits:

SPEED

Rapid analysis of market data and efficient order execution.

DISCIPLINE

Rigorous implementation of the results of statistically based research.

RISK MANAGEMENT

Real time comprehensive risk management, 24 hours-a-day.

Aspect has built its technology architecture using leading edge techniques, resulting in a system which is highly responsive to market movements.

- DIVERSIFICATION BY TRADING STRATEGY AND BY MARKET (WITHIN THE INTEREST RATE AND CURRENCY SECTORS IN THE CASE OF THE INTERNATIONAL FIXED INCOME PROGRAM)

The combined effects of market participants drive the price action in any market, and

Aspect believes that every investor has a slightly different strategy, time horizon and risk tolerance. At any given moment in a market, short term traders may be dominant or longer term investors may be the main driving force. As a result, Aspect applies a range of different styles in both of its programs in an attempt to capitalize on the price action triggered by different investors. Aspect believes that utilizing multiple trading strategies in the same Program provides an important level of diversification.

In each market, Aspect applies up to twelve different trading systems across six frequencies. Strategies have been selected in an effort to maximize portfolio diversification. The slowest systems have been engineered to capture medium and long term trends lasting weeks or months, while the fastest system often operates against the long term trend to capitalize on short term market movements perhaps lasting a few days. This is reflected in the near-zero degree of correlation between the slow and very fast systems.

- EFFICIENCY

Aspect implements its systems through a highly efficient operational infrastructure.

Aspect's positions in every market are reviewed between five and ten times each day. Review times have been set on the basis of a study of minute-by-minute liquidity in each market in an attempt to minimize the risk of trading during illiquid periods.

The speed of analysis and order execution are key determinants of slippage and therefore profitability. Aspect has designed its implementation environment such that positions can be reviewed and, if necessary, trades signaled in less than a second.

ONGOING RESEARCH

Aspect has recruited a research team of eight experienced professionals who are responsible for monitoring the Aspect programs and for pursuing the company's research strategy. The research process focuses on translating well understood hypotheses regarding market behavior into practical, automated trading systems and testing these hypotheses using historic market data. All historic analysis is subjected to rigorous statistical analysis, in an attempt to minimize the risk and to maximize the robustness of the approach. Once selected, hypotheses form the basis for long-term projects which can take many months to complete.

As a consequence of this research process, Aspect may, from time to time, change or refine the trading systems employed to manage its accounts.

PAST PERFORMANCE OF ASPECT

Table A-1 reflects the performance results of the Diversified Fund Ltd., a single pool account that is traded according to Aspect's Diversified program, for the period December 1998 (inception of account trading) through October 31, 2001. This account is presented as representative of Aspect's Diversified Trading program.

Table A-2 reflects the performance results of the International Fixed Income Fund Ltd., a single pool account that is traded according to Aspect's International Fixed Income program for the period December 2000 (inception of account trading) through October 31, 2001. This account is presented as representative of Aspect's International Fixed Income program.

Table B-1, the Pro Forma Table, presents the composite performance results of the Diversified Fund Ltd. adjusted for fees and expenses applicable to the Fund for the period December 1998 through October 31, 2001.

                                   TABLE A-1
                             ASPECT CAPITAL LIMITED
              DIVERSIFIED PROGRAM -- ASPECT DIVERSIFIED FUND LTD.
   DECEMBER 16, 1998 (INCEPTION OF ACCOUNT TRADING) THROUGH OCTOBER 31, 2001

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                        PERCENTAGE MONTHLY RATE OF RETURN
-----------------------------------------------------------------------------------------------------------------------------
                                                                 2001          2000          1999          1998
-----------------------------------------------------------------------------------------------------------------------------
 January....................................................     0.87          1.64         (4.88)          -
 February...................................................     0.35         (0.28)         2.86           -
 March......................................................    10.48         (0.57)        (4.84)          -
 April......................................................    (6.84)        (2.69)         7.26           -
 May........................................................    (2.10)         3.72         (2.53)          -
 June.......................................................     0.41         (3.19)        (0.42)          -
 July.......................................................     3.52         (1.85)        (3.16)          -
 August.....................................................     2.72          3.43         (0.67)          -
 September..................................................    10.13         (0.16)        (1.76)          -
 October....................................................     5.25          3.62         (3.40)          -
 November...................................................     -             8.12          7.66           -
 December...................................................     -            11.73          5.66           0.40
 Annual (or Period) Rate of Return..........................    26.23%        24.93%         0.65%          0.40%
-----------------------------------------------------------------------------------------------------------------------------
                                        Compound Average Annual Rate of Return (12/98-10/31/01)                   17.32%
-----------------------------------------------------------------------------------------------------------------------------
 Inception of Trading by CTA:                                  December 16, 1998
 Inception of Trading in this Account:                         December 16, 1998
 Number of Open Accounts as of October 31, 2001:                              17
 Aggregate Assets in all Programs:                                  $483 Million
                                                                                            (10/01)
 Aggregate Assets in Program:                                       $429 Million
                                                                                            (10/01)
 Aggregate Assets in this Account:                                  $157 Million
                                                                                            (10/01)
 Largest Monthly Draw-Down:                                                6.84%
                                                                                            (4/01)
 Largest Peak-to-Valley Draw-Down:                                        11.52%
                                                                                          (1/99-10/99)
-----------------------------------------------------------------------------------------------------------------------------

--------------------
Notes follow Table A-2.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
       OTHER FUTURES TRADING PROGRAMS DIRECTED BY ASPECT CAPITAL LIMITED
              FOR THE PERIOD JANUARY 1996 THROUGH OCTOBER 31, 2001

                                       INCEPTION
                                          OF         NUMBER        AGGREGATE                            LARGEST
                                        TRADING        OF           ASSETS            LARGEST           PEAK-TO-
                                       FOR THIS       OPEN        IN PROGRAM          MONTHLY            VALLEY
           NAME OF PROGRAM              ACCOUNT     ACCOUNTS   OCTOBER 31, 2001      DRAW-DOWN         DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------
  International Fixed Income
  Program-International Fixed Income
  Fund Ltd                              Feb-95         1       13.26 million       1.95%  (4/01)  3.00%  (4/01-5/01)
                                                                   (Euro)


                                                            PERCENTAGE ANNUAL RATE OF RETURN
                                                        (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
           NAME OF PROGRAM               2001         2000         1999         1998         1997         1996
----------------------------------------------------------------------------------------------------------------------
  International Fixed Income
  Program-International Fixed Income
  Fund Ltd                                  7.90         1.16           --           --           --           --
                                             (10)    (1 Month)
                                          Months

Aggregate assets in all Aspect programs was approximately $483 million as of October 31, 2001.

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO ASPECT TABLES

(a) "Draw-Down" is defined as losses experienced by the account presented over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the account presented in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the account presented during a period in which the initial month-end net asset value of such draw-down has not been equal to or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

(d) "Monthly Rate of Return" ("Monthly ROR") is calculated by dividing net income for the month by equity available as of the beginning of the month (including contributions made at the start of the month).

(e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one
    (1) divided by the number of years in the performance summary and then one
    (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

(f) "Inception of Trading" is the date on which Aspect began trading the accounts presented.

ADDITIONAL FOOTNOTE FOR QUALIFIED ELIGIBLE PERSON ACCOUNTS

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-2, are not included in the performance records. Aspect believes that the performance information appearing is each table presented is an accurate representative of each respective program.

                                   TABLE B-1
                             ASPECT CAPITAL LIMITED
                             PRO FORMA PERFORMANCE
               DIVERSIFIED PROGRAM -- ASPECT DIVERSIFIED FUND LTD
                         DECEMBER 1998-OCTOBER 31, 2001

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                              PRO FORMA PERFORMANCE
-----------------------------------------------------------------------------------------------------------------------------
                                                                 2001          2000          1999          1998
-----------------------------------------------------------------------------------------------------------------------------
 January....................................................     0.43          1.48         (5.37)          -
 February...................................................    (0.13)        (0.86)         2.20           -
 March......................................................    10.06         (1.16)        (5.46)          -
 April......................................................    (5.88)        (3.27)         6.61           -
 May........................................................    (2.14)         3.11         (3.12)          -
 June.......................................................    (0.14)        (3.80)        (1.05)          -
 July.......................................................     2.38         (2.46)        (3.71)          -
 August.....................................................     1.75          2.79         (1.29)          -
 September..................................................     9.06         (0.76)        (2.35)          -
 October....................................................     4.74          3.42         (4.03)          -
 November...................................................     -             9.56          7.01           -
 December...................................................     -            11.58          5.23           0.16
 Annual (or Period) Rate of Return..........................    20.82%        20.02%        (6.27%)         0.16%
-----------------------------------------------------------------------------------------------------------------------------
                                       Compound Average Annual Rate of Return (12/98-10/31/01)                     11.16%
-----------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                             5.88%         (4/01)

 Largest Peak-to-Valley Draw-Down:                                     16.77%     (1/99-10/99)

-----------------------------------------------------------------------------------------------------------------------------

--------------------
Notes appear at Page 18. Table B-1 is based upon a partnership size of $60 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLES B-1 FOR ALL ADVISORS (PAGE 44)

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor's composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management, incentive fees and other expenses that they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each Table B-1 based upon an assumed average partnership size of $60 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the Pro Forma Tables do not reflect on a cumulative basis the effect of the difference between the Fees to be charged to and interest earned by the Fund and the Fees and Commissions charged to and interest earned by the accounts in the Actual Performance Tables.

   1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by .45% (an annual rate of 5.4%), plus estimated NFA, exchange, "give-up" and floor brokerage fees.

   2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% or 1/12 of 1.25%.

   3. Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two ("Average Equity"), and multiplying the result by 0.92%. In addition, an adjustment was made for the expenses of the initial offering period in accordance with the terms set forth in this prospectus.

   4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding, in some cases, organizational, offering and/or operating expenses), and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a year but lost in a subsequent month in such year. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund's incentive fee will be paid as of the end of each calendar year. The pro forma reflects such end of year payments, if earned.

   5. Pro forma interest income has been calculated by: (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Table B-1. Such rates may differ than current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the interest income reflected in the advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

   6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

   7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

ADDITIONAL NOTES TO TABLES B-1 AND NOTES TO TABLES B-2 FOR ALL ADVISORS

   1. "Draw-Down" is defined as losses experienced by a program over a specified period of time.

   2. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

   3. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

BEACON MANAGEMENT CORPORATION (PAGE 36)

TRADING PROGRAMS

Based on the Meka portfolio as of October 31, 2001, the distribution of risk exposure by market sector for the Meka program is:

global equity indices               including U.S. large and small       13%
                                    cap, Japanese, Australian, and
                                    European markets
global bonds                        including U.S. long and              13%
                                    intermediate treasuries, Japanese
                                    government bonds, and European
                                    bonds
foreign currencies and currency     including the U.S. dollar vs. the    17%
  cross rates                       Japanese Yen, the Euro, and the
                                    British Pound
energy markets                      including crude oil, gasoline, and    8%
                                    natural gas
metals                              including gold, silver, and copper   13%
world commodity markets             including grains, meats, coffee      36%
                                    and sugar
                                    Total                               100%

PAST PERFORMANCE OF BEACON (PAGE 38)

Table A-1 reflects the composite capsule performance results of all accounts traded according to Beacon's Meka Program, at standard leverage, for the period August 1995 (inception of client trading for the Meka Program) through October 31, 2001.

Table A-2 reflects the composite capsule performance results of all other trading programs, including certain Meka trading accounts that are not at that program's standard leverage, directed by Beacon for the time periods indicated on the table.

Table A-3 reflects the composite capsule performance results of other trading programs directed by affiliates of Beacon for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance results of the Meka Program adjusted for fees and expenses applicable to the Fund for the period January 1996 through May 2000, adjusted for fees and expenses applicable to the Fund.

Table B-2 presents the actual Fund performance of the Meka Program for the period June 1, 2000 through October 31, 2001.

                                   TABLE A-1
                         BEACON MANAGEMENT CORPORATION
                              MEKA TRADING SYSTEM
       AUGUST 1995 (INCEPTION OF CLIENT TRADING) THROUGH OCTOBER 31, 2001

                                                PERCENTAGE MONTHLY RATE OF RETURN
--------------------------------------------------------------------------------------------------------------
                                   2001          2000          1999         1998         1997         1996
--------------------------------------------------------------------------------------------------------------
 January.......................    (2.82)        (5.96)        (1.85)        2.07        13.24          6.63
 February......................     1.45          5.24         11.58        13.08         7.99        (16.51)
 March.........................    12.85          4.65         (3.77)       13.65        (4.56)         4.87
 April.........................    (9.96)         3.87         18.18         4.25         6.88         16.95
 May...........................     4.07         (0.38)       (11.49)        1.16         1.40         (7.02)
 June..........................     7.17          3.19         (1.17)       (2.26)       (2.08)         9.18
 July..........................   (11.01)        (0.57)       (12.57)       11.60        16.52        (14.14)
 August........................   (10.97)        18.70         (6.83)        3.46       (13.39)        (2.43)
 September.....................     4.30         (7.75)       (12.29)        4.11         6.48          8.42
 October.......................    12.67          9.77        (14.12)        3.98        (6.53)        18.41
 November......................       --          0.04         14.61         9.31         6.30         19.45
 December......................       --         16.22         (4.50)       (5.84)       15.33         (1.85)
 Annual (or Period) Rate of
   Return......................    4.02%         53.67%       (26.83)%      73.95%       52.51%        39.76%
--------------------------------------------------------------------------------------------------------------
                                         Compound Average Annual Rate of Return (1/1/96-10/31/01)       28.60%
--------------------------------------------------------------------------------------------------------------
                               SUPPLEMENTAL INFORMATION -- ANNUAL RATES OF RETURN FOR PRIOR YEARS
--------------------------------------------------------------------------------------------------------------

                                      1995
                                     19.46
                                   (5 months)

----------------------------------------------------------------------------------------------------------------------------
                                                      Compound Average Annual Rate of Return (8/95-10/31/01)       30.11%
----------------------------------------------------------------------------------------------------------------------------


 Inception of Trading by CTA:                            July 1980
 Inception of Trading in Program:                      August 1995
 Number of Open Accounts as of October 31, 2001:                 6
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $145,067,000     (11/01)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $166,861,000     (11/01)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                             $76,008,000     (11/01)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                             $76,008,000     (11/01)
 Largest Monthly Draw-Down:                                 16.51%      (2/96)
 Largest Peak-to-Valley Draw-Down:                           46.3%   (5/99-10/99)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BEACON MANAGEMENT CORPORATION
              FOR THE PERIOD JANUARY 1996 THROUGH OCTOBER 31, 2001

                                                                  AGGREGATE              AGGREGATE
                                     INCEPTION     NUMBER           ASSETS                 ASSETS
                                        OF           OF           IN PROGRAM             IN PROGRAM           LARGEST
                                      TRADING       OPEN       OCTOBER 31, 2001       OCTOBER 31, 2001        MONTHLY
          NAME OF PROGRAM             PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN
---------------------------------------------------------------------------------------------------------------------------
  Meka -- Account B                   Aug-95         1            $3,431,000              $3,431,000       17.2% (10/99)
  Meka -- Account H                   Aug-95         1            $2,266,000              $2,266,000       18.5% (10/99)
  Meka -- Account L                   Aug-95         1            $4,703,000              $4,703,000       11.2%  (7/01)
  Meka -- Account AA                  Aug-95         1            $1,604,000              $5,230,000                 N/A
  Meka -- Account AB                  Aug-95         1            $1,420,000              $7,100,000                 N/A
  Meka LP Pro Forma -- Class B        Aug-95         1            $2,549,000              $2,549,000       19.7%  (2/96)
  Meka -- MV Composite                Oct-99         4           $27,179,000             $27,179,000        8.2%  (4/01)
  Meka -- MV -- Account N             Oct-99         1            $1,006,000              $1,006,000       11.8%  (4/01)
  Meka -- MV -- Account X             Oct-99         1            $1,680,000              $7,456,000        5.6%  (7/01)
  Meka -- MV -- Account W             Oct-99         1              $781,000              $4,288,000        5.8%  (7/01)
  Meka -- MV -- Account Z             Oct-99         1              ($49,000)             $3,156,000         .9%  (8/01)
  Meka -- MV -- Account R             Oct-99         1           $18,874,000             $18,874,000       12.2%  (7/01)
  Meka -- MV -- Account S             Oct-99         1            $3,615,000              $3,615,000       11.9%  (7/01)

  Meka -- Account G                   Aug-95     N/A-Closed       N/A-Closed              N/A-Closed       18.8% (10/99)

  Meka -- Account K                   Aug-95     N/A-Closed       N/A-Closed              N/A-Closed        6.2% (10/99)

  Meka -- Account M                   Aug-95     N/A-Closed       N/A-Closed              N/A-Closed       11.7%  (7/01)

  Meka -- Account Y                   Aug-95     N/A-Closed       N/A-Closed              N/A-Closed                 N/A

  Beacon                              Jul-80     N/A-Closed       N/A-Closed              N/A-Closed        9.1%  (8/96)

  Eurodollar                          Mar-96     N/A-Closed       N/A-Closed              N/A-Closed        1.0%  (8/97)

  Currency Overlay                    Feb-94     N/A-Closed       N/A-Closed              N/A-Closed        2.8%  (2/96)

  Energy Yield Capture                Sep-91     N/A-Closed       N/A-Closed              N/A-Closed       15.0%  (1/96)


                                           LARGEST
                                           PEAK-TO-
                                            VALLEY
          NAME OF PROGRAM                 DRAW-DOWN
---------------------------------------------------------
  Meka -- Account B                  48.3% (5/99-10/99)
  Meka -- Account H                  47.5% (5/99-10/99)
  Meka -- Account L                  20.4%  (7/01-8/01)
  Meka -- Account AA                 N/A
  Meka -- Account AB                 N/A
  Meka LP Pro Forma -- Class B       46.5% (5/99-10/99)
  Meka -- MV Composite               8.5% (12/99-3/00)
  Meka -- MV -- Account N            20.5%  (4/01-8/01)
  Meka -- MV -- Account X            6.1%  (7/01-8/01)
  Meka -- MV -- Account W            6.7%  (7/01-8/01)
  Meka -- MV -- Account Z            .9%  (8/01-8/01)
  Meka -- MV -- Account R            22.6%  (7/01-8/01)
  Meka -- MV -- Account S            22.8%  (7/01-8/01)
  Meka -- Account G                  49.7%  (5/99-1/00)
  Meka -- Account K                  6.2% (10/99-10/99)
  Meka -- Account M                  22.6%  (4/01-8/01)
  Meka -- Account Y                  N/A
  Beacon                             20.7%  (5/96-8/96)
  Eurodollar                         3.9%  (5/96-7/98)
  Currency Overlay                   6.1%  (2/96-9/96)
  Energy Yield Capture               20.8% (12/96-7/97)


                                                          PERCENTAGE ANNUAL RATE OF RETURN
                                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
          NAME OF PROGRAM              2001         2000         1999         1998         1997         1996
---------------------------------------------------------------------------------------------------------------------------
  Meka -- Account B                        5.6         40.0        (31.8)        13.5           --           --
                                    (10 Months)                             (8 Months)
  Meka -- Account H                        5.1         29.6        (44.9)          --           --           --
                                    (10 Months)                (2 months)
  Meka -- Account L                       10.5         65.3         (2.5)          --           --           --
                                    (10 Months)                (3 Months)
  Meka -- Account AA                      14.2           --           --           --           --           --
                                      (1 Month)
  Meka -- Account AB                      22.7           --           --           --           --           --
                                     (2 Months)
  Meka LP Pro Forma -- Class B             5.1         62.8        (28.2)        72.0         51.8         33.2
                                    (10 Months)
  Meka -- MV Composite                    12.3         26.2         (3.1)          --           --           --
                                    (10 Months)                (3 Months)
  Meka -- MV -- Account N                  3.0         39.3         (4.7)          --           --           --
                                    (10 Months)                 (1 Month)
  Meka -- MV -- Account X                 25.0           --           --           --           --           --
                                     (8 Months)
  Meka -- MV -- Account W                 26.6           --           --           --           --           --
                                     (8 Months)
  Meka -- MV -- Account Z                 19.3           --           --           --           --           --
                                     (5 Months)
  Meka -- MV -- Account R                (0.01)        12.4           --           --           --           --
                                                  (2 Months)
  Meka -- MV -- Account S                  3.4         11.7           --           --           --           --
                                                  (2 Months)
  Meka -- Account G                         --         (3.2)       (47.9)          --           --           --
                                                   (1 Month)   (8 Months)
  Meka -- Account K                         --           --         (0.5)          --           --           --
                                                               (2 Months)
  Meka -- Account M                      (11.3)        43.9         10.3           --           --           --
                                     (9 Months)                (2 Months)
  Meka -- Account Y                         --          2.4           --           --           --           --
                                                  (2 Months)
  Beacon                                    --           --          9.5         10.6         29.4         (1.3)
                                                               (9 Months)
  Eurodollar                                --           --         (1.5)         2.0         (1.5)        (0.5)
                                                              (11 Months)
  Currency Overlay                          --           --           --           --          0.5         14.4
                                                                                         (2 Months)
  Energy Yield Capture                      --           --           --           --        (11.1)         1.8
                                                                                        (11 Months)

Aggregate assets in all Beacon programs was approximately $145 million (excluding "notional" funds) and $167 million (including "notional" funds) as of October 31, 2001.

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
 OTHER TRADING PROGRAMS DIRECTED BY AFFILIATES OF BEACON MANAGEMENT CORPORATION
               FOR THE PERIOD JANUARY 1996 THROUGH JULY 31, 1999

MOUNT LUCAS INDEX MANAGEMENT CORPORATION

                                              INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS
                                                 OF           OF           IN PROGRAM             IN PROGRAM           LARGEST
                                               TRADING       OPEN        JULY 31, 1999          JULY 31, 1999          MONTHLY
               NAME OF PROGRAM                 PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------------
  MLM Index                                   Oct-93        N/A(1)          N/A(1)                 N/A(1)            6.24% (3/99)
  Leveraged MLM Index                         May-96        N/A(1)          N/A(1)                 N/A(1)            13.8% (3/99)

                                                    LARGEST
                                                   PEAK-TO-               PERCENTAGE ANNUAL RATE OF RETURN
                                                    VALLEY            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
               NAME OF PROGRAM                     DRAW-DOWN         1999        1998        1997         1996
---------------------------------------------------------------------------------------------------------------------------
  MLM Index                                   6.24%  (3/99-3/99)        (0.7)      13.79        5.13          2.67
                                                                   (7 Months)
  Leveraged MLM Index                         14.8%   (3/99-6/99)       (4.8)      29.49        3.83         12.47
                                                                   (7 Months)                           (8 Months)

MOUNT LUCAS MANAGEMENT CORPORATION

                                              INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS
                                                 OF           OF           IN PROGRAM             IN PROGRAM           LARGEST
                                               TRADING       OPEN        JULY 31, 1999          JULY 31, 1999          MONTHLY
               NAME OF PROGRAM                 PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------------
  Mount Lucas Diversified                     Dec-87        N/A(1)          N/A(1)                 N/A(1)            9.4%  (2/96)

                                                    LARGEST
                                                   PEAK-TO-                PERCENTAGE ANNUAL RATE OF RETURN
                                                    VALLEY             (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
               NAME OF PROGRAM                     DRAW-DOWN         1999        1998        1997          1996
---------------------------------------------------------------------------------------------------------------------------
  Mount Lucas Diversified                     9.9%   (5/96-8/96)         5.5        14.2       31.16          10.40
                                                                   (7 Months)

--------------------

Notes follow Table
(1) As of July 15, 1999, Beacon Management Corporation is no longer affiliated with Mount Lucas Index Management Corporation or Mount Lucas Management Corporation.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO BEACON TABLES A-1, A-2 AND A-3 (PAGE 42)

For each of the composite performance summaries, Beacon has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Beacon has performed these tests.

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the trading program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) Monthly Rate of Return (Monthly ROR) for each composite presentation is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions to or withdrawals from the accounts included in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

Monthly ROR for each account presented separately is calculated pursuant to the Time Weighting method which is net performance divided by beginning equity plus time-weighted additions minus time-weighted withdrawals, i.e., additions and withdrawals are multiplied by a fraction, the numerator of which is the number of days in the month during which such sums were included in or excluded from the amount available for trading, and the denominator of which is the number of calendar days in such month.

(e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

                                   TABLE B-1
                         BEACON MANAGEMENT CORPORATION
                             PRO FORMA PERFORMANCE
                              MEKA TRADING PROGRAM
                       JANUARY 1996 THROUGH MAY 31, 2000

---------------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENTAGE MONTHLY RATE OF RETURN
---------------------------------------------------------------------------------------------------------------------------------
                                                                           PRO FORMA PERFORMANCE
-----------------------------------------------------------------------------------------------------------------------
                                                       2000          1999          1998          1997          1996
-----------------------------------------------------------------------------------------------------------------------
 January..........................................    (6.70)        (3.06)         1.64          13.64          3.11
 February.........................................     5.03         11.17         13.58           8.01        (17.97)
 March............................................     4.50         (3.73)        13.70          (5.24)         4.79
 April............................................     3.65         17.57          3.88           6.56         17.62
 May..............................................    (0.79)       (11.50)         0.53           1.15         (7.83)
 June.............................................     -            (1.21)        (2.80)         (6.60)         9.39
 July.............................................     -           (13.78)        10.96          16.98        (15.46)
 August...........................................     -            (7.47)         3.03         (14.40)        (3.54)
 September........................................     -           (12.78)         4.30           6.36          9.01
 October..........................................     -           (14.53)         3.65          (7.76)        19.21
 November.........................................     -            14.06          8.93           6.65         20.11
 December.........................................     -            (5.07)        (5.88)         14.29         (2.30)
 Annual (or Period) Rate of Return................     5.30%       (31.33%)       68.82%         40.21%        30.71%
---------------------------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (1/1/96-5/31/2000)          20.00%
---------------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                  17.97%       (2/96)

 Largest Peak-to-Valley Draw-Down:                           48.00%    (5/99-10/99*)

---------------------------------------------------------------------------------------------------------------------------------

--------------------
Notes appear on page 18. Table is based on a Fund size of $60 million.

                                   TABLE B-2
                         BEACON MANAGEMENT CORPORATION
                            ACTUAL FUND PERFORMANCE
                              MEKA TRADING PROGRAM
                       JUNE 2000 THROUGH OCTOBER 31, 2001

-----------------------------------------------------------------------------------------
                                                                  ACTUAL PERFORMANCE
-----------------------------------------------------------------------------------------
                                                                  2001           2000
-----------------------------------------------------------------------------------------
 January....................................................     (3.03)          -
 February...................................................      0.94           -
 March......................................................     12.55           -
 April......................................................     (9.04)          -
 May........................................................      3.33           -
 June.......................................................      6.19          (1.02)
 July.......................................................    (10.58)         (1.21)
 August.....................................................    (10.93)         15.99
 September..................................................      4.29          (7.54)
 October....................................................     12.42           7.94
 November...................................................      -              0.18
 December...................................................      -             14.95
 Annual (or Period) Rate of Return..........................      2.67%         30.35%
-----------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                      10.93%         (8/01)
 Largest Peak-to-Valley Draw-Down:                               20.51%      (4/01-8/01*)
-----------------------------------------------------------------------------------------

--------------------
Notes appear on page 19.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAMPBELL & COMPANY, INC.

TRADING STRATEGY

TRADING SYSTEMS (PAGE 48)

Campbell has divided its Financial, Metal & Energy Small Portfolio into two distinct portfolios: the Financial, Metal & Energy Small (above $5 Million) Portfolio and the Financial, Metal & Energy Small (below $5 Million) Portfolio. Campbell trades its Financial Metal & Energy Small (above $5 Million) Portfolio for the Fund.

Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in the Fund's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below these ranges.

MARKET SECTORS (PAGE 50)

Distribution of markets traded by volatility weighting (i.e. risk exposure) as of October 31, 2001:

                       FME-SMALL*   FME-LARGE
                       ----------   ---------
Interest rates             25%         25%
Currencies                 52%         52%
Stock indices              13%         13%
Energy                      9%          9%
Precious and base
  metals                    1%          1%
     Total                100%        100%

---------------
* Refers to both the FME-Small (above $5 Million) Portfolio and the FME-Small (below $5 Million) Portfolio.

PAST PERFORMANCE OF CAMPBELL &
COMPANY, INC. (PAGE 50)

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Small Portfolio (accounts greater than $5 million) of Campbell for the period April 1983 (inception of trading) through October 31, 2001.

Table A-2 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Large Portfolio of Campbell for the period April 1983 (inception of trading) through October 31, 2001.

Table A-3 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance of the Financial, Metal & Energy Small Portfolio (accounts greater than $5 million) adjusted for fees and expenses applicable to the Fund.

Table B-2 presents the actual Fund performance of the Financial, Metal & Energy Small Portfolio for the period June 1, 2000 through October 31, 2001.

                                   TABLE A-1
                            CAMPBELL & COMPANY, INC.
                  FINANCIAL, METAL & ENERGY SMALL PORTFOLIO(1)
                        ACCOUNTS GREATER THAN $5 MILLION
       APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH OCTOBER 31, 2001

                                                                 PERCENTAGE MONTHLY RATE OF RETURN
---------------------------------------------------------------------------------------------------------------------
                                                  2001         2000       1999       1998         1997         1996
---------------------------------------------------------------------------------------------------------------------
 January....................................     (1.49)        3.23       (4.61)      2.80         3.85         8.80
 February...................................      0.48        (0.52)       1.34      (2.34)        1.63        (5.20)
 March......................................      6.15        (2.03)       1.60       5.81        (1.75)        4.33
 April......................................     (7.97)       (2.55)       5.20      (5.99)       (3.03)        2.57
 May........................................      0.92         2.47       (3.15)      4.21        (3.01)       (2.11)
 June.......................................     (2.24)        0.77        4.95       1.51         3.62         1.41
 July.......................................      1.11        (2.56)      (0.64)     (4.04)        8.81        (1.71)
 August.....................................      1.31         3.04        1.18       9.95        (5.94)        3.52
 September..................................      6.67        (3.36)       1.55       3.68         4.53         1.92
 October....................................      4.59         2.75       (3.85)      5.52         2.32        12.85
 November...................................      --           5.52        0.78      (0.91)        0.59        12.11
 December...................................      --           2.36        2.80       1.10         5.41        (4.12)

 Annual (or Period) Rate of Return..........      9.03%        9.02%       6.80%     22.16%       17.30%       37.83%
------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/96-10/31/01)     17.07%
------------------------------------------------------------------------------------------------------------------------------

                                 SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
---------------------------------------------------------------------------------------------------------------------------------
  1995      1994      1993      1992      1991      1990      1989      1988      1987      1986      1985      1984      1983
---------------------------------------------------------------------------------------------------------------------------------
 14.89%   (16.76)%    4.68%    13.47%    31.12%    35.24%    42.23%     7.96%    64.38%   (30.45)%   33.05%    26.96%   (10.34)%
                                                                                                                        9 Months
---------------------------------------------------------------------------------------------------------------------------------
                                Compound Average Annual Rate of Return (4/83-10/31/01)     15.00%
---------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983(1)
 Number of Open Accounts as of October 31, 2001:                  14
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $2,714,883,301         (10/01)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $2,827,009,618         (10/01)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  122,321,183         (10/01)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $  147,364,102         (10/01)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.97%         (4/01)
  Inception of Trading Program to Date                        17.68%         (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                       9.22%       (3/01-6/01)
  Inception of Trading Program to Date                        41.94%      (3/86-11/86)

--------------------
(1) The Financial, Metal & Energy Small Portfolio ("FME Small") began in February 1995 when accounts smaller than $10 million in size were transferred from the Financial, Metal & Energy Large Portfolio ("FME Large") to the FME Small. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. Beginning in July 2000, FME Small Accounts with less than $5 million in assets have been presented in a separate composite table. See Table A-2 and A-3 and footnotes to Tables A-1, A-2 and A-3.

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO
       APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH OCTOBER 31, 2001

                                                                  PERCENTAGE MONTHLY RATE OF RETURN
------------------------------------------------------------------------------------------------------------------------------
                                                   2001       2000       1999         1998         1997         1996
------------------------------------------------------------------------------------------------------------------------------
 January.....................................     (1.09)       3.70      (4.83)        3.25         5.26         5.46
 February....................................      0.71       (0.35)      1.45        (2.38)        2.26        (5.63)
 March.......................................      6.97       (1.96)      0.87         4.95        (2.08)        5.62
 April.......................................     (8.09)      (1.86)      5.60        (5.88)       (3.84)        3.49
 May.........................................      1.23        2.74      (3.25)        4.34        (1.84)       (1.71)
 June........................................     (1.71)       1.96       4.63         2.04         2.23         1.29
 July........................................      1.45       (1.72)     (0.15)       (3.68)        9.27         0.01
 August......................................      2.10        3.08       1.22         9.23        (5.14)        1.78
 September...................................      6.94       (3.23)      1.75         2.97         4.23         2.47
 October.....................................      4.97        3.19      (4.25)        4.41         2.39        12.06
 November....................................      --          5.98       0.53        (0.50)        0.57        12.22
 December....................................      --          2.38       3.64         0.64         4.95        (4.29)

 Annual (or Period) Rate of Return...........     13.30%      14.32%      6.81%       20.07%       18.75%       35.96%
-------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/96-10/31/01)     18.43%
-------------------------------------------------------------------------------------------------------------------------------

                                 SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
---------------------------------------------------------------------------------------------------------------------------------
  1995      1994      1993      1992      1991      1990      1989      1988      1987      1986      1985      1984      1983
---------------------------------------------------------------------------------------------------------------------------------
 19.46%   (16.76)%    4.68%    13.47%    31.12%    35.24%    42.23%     7.96%    64.38%   (30.45)%   33.05%    26.96%   (10.34)%
                                                                                                                        9 Months
---------------------------------------------------------------------------------------------------------------------------------
                                Compound Average Annual Rate of Return (4/83-10/31/01)     15.66%
---------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983
 Number of Open Accounts as of October 31, 2001:                  17
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $2,714,833,301      (10/01)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $2,827,009,618      (10/01)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $2,465,889,868      (10/01)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $2,534,780,704      (10/01)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       8.09%      (4/01)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                       8.55%    (3/01-6/01)
  Inception of Trading Program to Date                        41.94%   (3/86-11/86)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
          OTHER TRADING PROGRAMS DIRECTED BY CAMPBELL & COMPANY, INC.
              FOR THE PERIOD JANUARY 1996 THROUGH OCTOBER 31, 2001

                       INCEPTION    NUMBER     AGGREGATE ASSETS       AGGREGATE ASSETS                           LARGEST
                          OF          OF          IN PROGRAM             IN PROGRAM           LARGEST           PEAK-TO-
                        TRADING      OPEN      OCTOBER 31, 2001       OCTOBER 31, 2001        MONTHLY            VALLEY
   NAME OF PROGRAM      PROGRAM    ACCOUNTS  (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN          DRAW-DOWN
------------------------------------------------------------------------------------------------------------------------------
 Financial, Metal &
 Energy Portfolio
 (Below $5 million)    Jul-00         14         17,957,431             22,949,993          8.92%  (4/01)  10.81% (3/01-6/01)
 Global Diversified
 Large Portfolio       Feb-86         2          82,134,862             82,134,862          8.39%  (4/01)  8.42% (3/01-6/01)
 Global Diversified
 Small Portfolio       Jun-97         2          2,624,516              2,624,516           9.00%  (4/01)  10.15% (3/01-7/01)
 Foreign Exchange
 Portfolio             Nov-90         2          12,165,840             25,165,840          7.85%  (2/98)  12.39% (12/97-2/98)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio             Feb-96         1          9,199,202              9,199,202           11.69% (4/01)  11.69% (3/01-4/01)
 The Ark Portfolio     Sep-96         9          2,540,399              2,790,399           11.86% (7/98)  13.44% (3/01-6/01)


                                                  PERCENTAGE RATE OF RETURN
                                          (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
   NAME OF PROGRAM       2001        2000        1999        1998         1997             1996
-----------------------------------------------------------------------------------------------------
 Financial, Metal &
 Energy Portfolio
 (Below $5 million)         7.55       13.12          --          --           --            --
                                   (6 Months)
 Global Diversified
 Large Portfolio           13.54       11.18        4.57       12.47        14.95          26.78
                      (10 Months)
 Global Diversified
 Small Portfolio           10.64       17.59        2.51       17.50        13.85             --
                      (10 Months)                                       (7 Months)
 Foreign Exchange
 Portfolio                  7.26       11.39        7.19        4.25        18.19          43.04
                      (10 Months)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio                 22.94       18.12        6.85       27.08        20.15          25.73
                      (10 Months)                                                     (11 Months)
 The Ark Portfolio         (6.39)      28.86       28.27        2.48        20.49          19.94
                      (10 Months)                                                      (4 Months)

Aggregate assets in all Campbell programs was approximately $2.7 billion (excluding "notional" funds) and $2.8 billion (including "notional" funds) as of October 31, 2001.

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO CAMPBELL TABLES A-1, A-2 AND A-3

For the Global Diversified Small Portfolio, the Financial, Metal and Energy Small Portfolio, the Ark Portfolio and the Foreign Exchange Portfolios, Campbell has adopted the "Fully-Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods presented.

  (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

  (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

  (c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

      For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

  (d) Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metal & Energy Large Portfolio, the Interest Rate, Stock Indices and Commodities Portfolio and the Global Financial Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period.

      Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts that close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts that had material intra- month additions or withdrawals and accounts that were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

      In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing). Such accounts were not charged with material nonrecurring costs during the month.

      Monthly ROR for the Global Diversified Small Portfolio, Diversified Portfolio, Ark Portfolio, Foreign Exchange Portfolio and Financial, Metal and Energy Small Portfolios is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts that are in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.

  (e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears in Table A-1 and Table A-2.

ADDITIONAL FOOTNOTE FOR THE FINANCIAL, METALS & ENERGY LARGE PORTFOLIO AND THE FINANCIAL, METALS & ENERGY SMALL PORTFOLIO

Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.

Those existing accounts in the Small Portfolio that fall below the $5 million minimum size have been split out into a separate composite performance table since July 2000, when the increased minimum for new accounts was initially imposed. This timing coincides with the addition of a new trading model for accounts above $5 million, which can create significant differences in returns. The FME Small Portfolio (below $5 million) is closed to new investors.

ADDITIONAL FOOTNOTE FOR THE GLOBAL DIVERSIFIED PORTFOLIO AND DIVERSIFIED
PORTFOLIO

As of February 1, 1995, all accounts in the Diversified Portfolio transferred to the Global Diversified Portfolio. The Diversified Portfolio is no longer offered as a trading program.

Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

                                   TABLE B-1
                            CAMPBELL & COMPANY, INC.
                             PRO FORMA PERFORMANCE
                  FINANCIAL, METAL & ENERGY SMALL PORTFOLIO(1)
                      JANUARY 1, 1996 THROUGH MAY 31, 2000

---------------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENTAGE MONTHLY RATE OF RETURN
---------------------------------------------------------------------------------------------------------------------------------
                                                                           PRO FORMA PERFORMANCE
-----------------------------------------------------------------------------------------------------------------------
                                                       2000          1999          1998          1997          1996
-----------------------------------------------------------------------------------------------------------------------
 January..........................................     3.07         (4.84)         2.43          3.56          7.37
 February.........................................    (0.54)         1.22         (3.02)         1.06         (4.52)
 March............................................    (2.05)         1.38          5.75         (1.74)         3.46
 April............................................    (2.63)         5.03         (5.48)        (2.90)         1.91
 May..............................................     2.59         (3.82)         3.93         (3.22)        (2.17)
 June.............................................     -             4.82          1.28          3.22          0.91
 July.............................................     -            (0.56)        (4.02)         8.08         (1.55)
 August...........................................     -             0.97          9.07         (6.07)         2.47
 September........................................     -             1.41          3.23          4.02          1.62
 October..........................................     -            (3.43)         4.80          1.67         11.39
 November.........................................     -             0.60         (1.18)         0.19         11.07
 December.........................................     -             2.86          1.01          4.79         (3.89)
 Annual (or Period) Rate of Return................     0.30%         5.20%        18.15%        12.44%        30.08%
---------------------------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (1/1/96-5/31/2000)          14.57%
---------------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                   6.07%         (8/97)

 Largest Peak-to-Valley Draw-Down:                            7.66%      (3/97-5/97)

---------------------------------------------------------------------------------------------------------------------------------

(1) The FME Small Portfolio began in February 1995 when accounts smaller than $10 million in size were transferred from the FME Large Portfolio to the FME Small Portfolio. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1, A-2 and A-3.

--------------------

Notes appear on page 18. Table is based on a Fund size of $60 million.

                                   TABLE B-2
                            CAMPBELL & COMPANY, INC.
                            ACTUAL FUND PERFORMANCE
                   FINANCIAL, METAL & ENERGY SMALL PORTFOLIO
                       JUNE 2000 THROUGH OCTOBER 31, 2001

-----------------------------------------------------------------------------------------
                                                                  ACTUAL PERFORMANCE
-----------------------------------------------------------------------------------------
                                                                  2001           2000
-----------------------------------------------------------------------------------------
 January....................................................  (1.57)             -
 February...................................................   0.25              -
 March......................................................   6.12              -
 April......................................................  (7.79)             -
 May........................................................   0.88              -
 June.......................................................  (2.03)            (0.13)
 July.......................................................   0.76             (2.39)
 August.....................................................   1.05              2.67
 September..................................................   6.60             (3.49)
 October....................................................   4.40              2.52
 November...................................................      -              4.84
 December...................................................      -              2.43
 Annual (or Period) Rate of Return..........................   8.14%             6.34%
-----------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                    7.79%            (4/01)
 Largest Peak-to-Valley Draw-Down:                             8.87%         (4/01-6/01)
-----------------------------------------------------------------------------------------

--------------------
Notes appear on page 19.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

GRAHAM CAPITAL MANAGEMENT

MANAGEMENT (PAGE 58)

Mr. Deng is no longer associated with Graham.

TRADING PROGRAMS (PAGE 62)

Graham no longer trades the Non-Trend-Based Program.

GLOBAL DIVERSIFIED PROGRAM

As of October 31, 2001, the allocation of risk exposure for the Global Diversified Program at 150% Leverage is:

Currencies                    26%
Interest rates                26%
Stock indices                 16%
Agriculture                   15%
Energy                         9%
Metals                         8%
     Total                   100%

Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to attempt to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

PAST PERFORMANCE OF GRAHAM (PAGE 64)

The composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the futures commission merchant on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid to Graham and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

References to total assets managed by Graham in a particular program or overall, or rate of return on net assets, such assets include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management. Since notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

As of October 31, 2001, Graham managed approximately $1.1 billion in assets.

Table A-1 reflects the composite capsule performance results of all representative accounts traded according to Graham's Global Diversified Program at 150% leverage for the period May 1997 (inception of client trading) through October 31, 2001.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Graham for the time period indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance results of the Global Diversified Program at 150% Leverage adjusted for fees and expenses as applicable to the Fund for the period May 1997 through February 28, 2001.

Table B-2 presents the actual Fund performance of the Global Diversified Program at 150% Leverage for the period March 1, 2001 through October 31, 2001.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  GLOBAL DIVERSIFIED PROGRAM -- 150% LEVERAGE
       MAY 1, 1997 (INCEPTION OF CLIENT TRADING) THROUGH OCTOBER 31, 2001

                                                                   PERCENTAGE MONTHLY RATE OF RETURN
--------------------------------------------------------------------------------------------------------------------
                                                       2001         2000          1999         1998         1997
--------------------------------------------------------------------------------------------------------------------
 January..........................................       (1.93)      2.38         (0.62)        2.14        -
 February.........................................        2.91      (1.83)         1.35         1.71        -
 March............................................       11.12       0.46         (7.79)        6.52        -
 April............................................      (11.73)     (3.58)         4.02        (4.42)       -
 May..............................................        1.42      (3.81)        (6.25)       (1.08)       (1.62)
 June.............................................        0.03      (5.36)         8.05        (9.21)       (1.12)
 July.............................................       (1.60)     (1.05)        (2.59)       (5.22)        5.04
 August...........................................        6.87       6.18          5.00        17.07        (3.79)
 September........................................       11.99      (0.97)         2.03         9.34         2.93
 October..........................................        9.46       3.22         (5.46)        4.97         5.72
 November.........................................        -         14.80          2.26        (3.40)        1.30
 December.........................................        -         13.77          7.52         0.12         2.94
 Annual (or Period) Rate of Return                       29.46%     24.31%         6.16%       17.00%      11.55%
------------------------------------------------------------------------------------------------------------------------------
                                                  Compound Average Annual Rate of Return (5/97-10/31/01)      19.51%
------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                         February 2, 1995
 Inception of Trading in Program:                          May 1, 1997
 Number of Open Accounts as of October 31, 2001:                     9
 Aggregate Assets in all Programs:                       1,146,512,000      10/01
 Aggregate Assets in Program                               157,476,000      10/01
 Largest Monthly Draw-Down:                                     13.13%      (4/01)
 Largest Peak-to-Valley Draw-Down:                              20.01%   (4/98-7/98)


--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2

       OTHER TRADING PROGRAMS DIRECTED BY GRAHAM CAPITAL MANAGEMENT, L.P.

              FOR THE PERIOD JANUARY 1996 THROUGH OCTOBER 31, 2001

                                           INCEPTION    NUMBER                                            LARGEST
                                              OF          OF     AGGREGATE ASSETS      LARGEST           PEAK-TO-
                                            TRADING      OPEN       IN PROGRAM         MONTHLY            VALLEY
NAME OF PROGRAM                             PROGRAM    ACCOUNTS  OCTOBER 31, 2001     DRAW-DOWN          DRAW-DOWN
-----------------------------------------------------------------------------------------------------------------------
 Global Diversified Program Standard
 Leverage                                  Feb-95         6        $195,751,000      8.86%  (4/01)  13.74%  (4/98-7/98)
 Graham Selective Trading Program
 Standard Leverage                         Jan-98         2        $130,152,000      13.00% (4/01)  17.36% (4/01-7/01)
 K4 Program Standard Leverage              Jan-99         2        $195,062,000      7.16%  (4/01)  9.78%  (4/01-7/01)
 K4 Program 150% Leverage                  Jun-99         2        $35,558,000       10.15% (4/01)  13.41%  (4/01-7/01)
 Discretionary Trading Group Standard
 Leverage                                  Jan-99         1        $15,387,000       2.22%  (8/99)  4.18%  (6/99-8/99)
 Proprietary Matrix Program                Jun-99         1        $189,777,000      9.21%  (4/01)  11.98% (4/01-7/01)
 Global FX Program                         May-97         1         $4,319,000       5.84%  (6/01)  13.62% (1/01-10/01)
 Fed Policy Program                        Aug-00         8        $120,492,000      2.58% (11/00)  2.58% (11/00-11/00)
 Non-Trend Based Program Standard
 Leverage                                  Jan-99      N/A-Closed    N/A-Closed      5.01% (10/99)  9.52%  (1/01-6/01)
 Non-Trend Based Program 150% Leverage     Jun-99      N/A-Closed    N/A-Closed      8.42% (10/99)  14.33% (6/99-10/99)

 International Finance Program             Jan-96      N/A-Closed    N/A-Closed      8.41%  (6/98)  18.07%  (4/98-6/98)

 Natural Resource Program                  Sep-96      N/A-Closed    N/A-Closed      6.68% (10/97)  19.22% (2/97-11/97)


                                                              PERCENTAGE ANNUAL RATE OF RETURN
                                                          (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
NAME OF PROGRAM                              2001        2000        1999        1998         1997        1996
----------------------------------------------------------------------------------------------------------------------
 Global Diversified Program Standard
 Leverage                                      18.56       15.83        5.12       12.20         6.04       14.70
                                          (10 Months)
 Graham Selective Trading Program
 Standard Leverage                             22.42        7.07        0.91       25.86           --          --
                                          (10 Months)
 K4 Program Standard Leverage                  34.88       16.39        7.25          --           --          --
                                          (10 Months)
 K4 Program 150% Leverage                      51.74      (10.05)       8.96          --           --          --
                                          (10 Months)  (6 months)  (7 Months)
 Discretionary Trading Group Standard
 Leverage                                      14.05        8.20       (1.03)         --           --          --
                                          (10 Months)
 Proprietary Matrix Program                    19.95       15.94        2.90          --           --          --
                                          (10 Months)              (7 Months)
 Global FX Program                            (14.51)       3.62       (1.37)      (3.52)        5.19          --
                                          (10 Months)                                       (8 Months)
 Fed Policy Program                            14.56        2.51          --          --           --          --
                                          (10 Months)  (5 Months)
 Non-Trend Based Program Standard
 Leverage                                      (9.54)      11.86        0.46          --           --          --
                                           (6 Months)
 Non-Trend Based Program 150% Leverage        (12.95)      21.01       (9.67)         --           --          --
                                           (6 Months)              (7 Months)
 International Finance Program                    --          --          --        8.15         5.14       13.98
 Natural Resource Program                         --          --          --        4.71       (15.22)       2.80
                                                                                                        (4 Months)

Aggregate assets in all Graham programs was approximately $1.1 billion as of October 31, 2001.

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO GRAHAM TABLES A-1 AND A-2 (PAGE 68)

  (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

  (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account included in a program composite in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

  (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in a program composite during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

  (d) "Monthly Rate of Return" ("Monthly ROR") is calculated by dividing net income for the month by net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated pursuant to the Compounded Rate of Return Method. Rate of return under this method is calculated by dividing the accounting period, i.e., the month, into smaller periods and compounding the rate of return for such sub-period.

  (e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

  (f) "Inception of Trading by CTA" is the date on which Graham began trading client accounts.

  (g) "Inception of Trading in Program" is the date on which Graham began trading client accounts pursuant to the program shown.

  (h) "Aggregate Assets in all Programs" is the aggregate amount of assets in accounts under the management of Graham as of October 31, 2001, and includes client funds and notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management.

  (i) "Aggregate Assets in Program" is the aggregate amount of assets in the program specified as of October 31, 2001, and included client funds and notional equity.

ADDITIONAL FOOTNOTE FOR QUALIFIED ELIGIBLE PERSON ACCOUNTS

Graham advises exempt accounts for Qualified Eligible Persons. The performance of certain of these accounts is not included in the composite performance records.

                                   TABLE B-1
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                             PRO FORMA PERFORMANCE
                  GLOBAL DIVERSIFIED PROGRAM -- 150% LEVERAGE
                       MAY 1997 THROUGH FEBRUARY 28, 2001

                                                                          PRO FORMA PERFORMANCE
---------------------------------------------------------------------------------------------------------------------
                                                       2001          2000          1999         1998         1997
---------------------------------------------------------------------------------------------------------------------
 January..........................................     (2.37)         2.09         (0.95)        1.88            -
 February.........................................      2.51         (2.01)         1.22         1.59            -
 March............................................         -          0.21         (8.38)        6.38            -
 April............................................         -         (4.17)         3.95        (4.14)           -
 May..............................................         -         (4.20)        (6.48)       (1.15)       (1.96)
 June.............................................         -         (5.91)         7.95        (9.26)       (1.75)
 July.............................................         -         (1.32)        (2.92)       (5.53)        3.91
 August...........................................         -          5.95          4.98        17.25        (3.79)
 September........................................         -         (1.69)         2.20         8.45         2.46
 October..........................................         -          2.81         (5.85)        4.92         4.93
 November.........................................         -         14.33          2.06        (3.73)        0.99
 December.........................................         -         13.61          7.32         0.05         2.54
 Annual (or Period) Rate of Return................     0.08%         18.86%         3.54%       14.93%        7.21%
-------------------------------------------------------------------------------------------------------------------------------
                                                    Compound Average Annual Rate of Return (5/97-2/28/01)      11.50%
-------------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                   9.26%       (6/98)

 Largest Peak-to-Valley Draw-Down:                           18.77%      (4/98-7/98)


--------------------
Notes appear on page 18. Table B-1 is based on a Fund size of $60 million.

                                   TABLE B-2
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            ACTUAL FUND PERFORMANCE
                  GLOBAL DIVERSIFIED PROGRAM -- 150% LEVERAGE
                      MARCH 2001 THROUGH OCTOBER 31, 2001

--------------------------------------------------------------------------
                                                        ACTUAL PERFORMANCE
--------------------------------------------------------------------------
                                                                  2001
--------------------------------------------------------------------------
 January....................................................      -
 February...................................................      -
 March......................................................     11.25
 April......................................................    (10.52)
 May........................................................      0.70
 June.......................................................     (0.54)
 July.......................................................     (2.20)
 August.....................................................      6.69
 September..................................................     10.25
 October....................................................      9.10
 November...................................................      -
 December...................................................      -
 Annual (or Period) Rate of Return..........................     25.13%
--------------------------------------------------------------------------
 Largest Monthly Draw-Down:                           10.52%    (4/01)
 Largest Peak-to-Valley Draw-Down:                    12.35%  (4/01-7/01)
--------------------------------------------------------------------------

--------------------
Notes appear on page 19.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         THE COMMODITY BROKER (PAGE 78)

LITIGATION (PAGE 79)

In the Dwight Brock as Clerk for Collier County v. Merrill Lynch, at al. case, the parties reached and the court preliminarily approved, in May 2001, a tentative settlement. In September 2001, the court approved the settlement.

                        INVESTING IN THE FUND (PAGE 81)

ESCROW ARRANGEMENTS (PAGE 83)

During the continuous offering, subscription funds will be held in a bank account at European American Bank, New York, New York, account number 002-069011. European American Bank is an affiliate of the general partner and of Salomon Smith Barney.

                           FEDERAL INCOME TAX ASPECTS
                                   (PAGE 85)

TAX ON CAPITAL GAINS AND LOSSES (PAGE 87)

For 2002, the maximum tax rate for ordinary income is 38.6%.

BROKER REPORTING AND BACKUP
WITHHOLDING (PAGE 87)

If the "tax identification number" furnished by a prospective investor is not correct, payments to the investor in redemption of units may become subject to 30% backup withholding.

                                YOUR PRIVACY AT
                      SMITH BARNEY FUTURES MANAGEMENT LLC

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---------------
*All references in this notice to "we", "us" or "our" refer to Smith Barney Futures Management LLC.

permitted to use or share this information for any other purpose. If you decide
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                                        40